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                                                                       EXHIBIT 5

                        Porter, Wright, Morris & Arthur
                              41 South High Street
                              Columbus, Ohio 43215



                               November 21, 1995


Huntington Bancshares Incorporated
41 South High Street
Columbus, Ohio 43287

         Re:     Acquisition of Peoples Bank of Lakeland

Gentlemen:

         With respect to the Registration Statement on Form S-4 (the "Registration Statement") being filed by Huntington Bancshares Incorporated ("Huntington") with the Securities and Exchange Commission related to the registration of 6,800,000 shares of Huntington common stock, without par value (the "Stock"), to be issued in connection with the proposed merger (the "Merger") of Peoples Bank of Lakeland, a bank organized under the laws of the State of Florida ( "Lakeland"), into The Huntington National Bank of Lakeland (the "Bank"), which will, at the time of the consummation of the Merger, be a wholly owned subsidiary of Huntington.

         We are counsel for Huntington and have participated in the preparation of the Registration Statement. We have reviewed the Agreement and Plan of Merger, dated as of August 25, 1995, among Lakeland, Huntington, and the Bank (the "Merger Agreement"), Huntington's Articles of Restatement of Charter and Bylaws, the corporate action taken to date in connection with the Registration Statement and the issuance and sale of the Stock, and such other documents and authorities as we deem relevant for the purpose of this opinion.

         Based upon the foregoing, we are of the opinion that:

         (a) upon the proper approval of the Merger Agreement by the shareholders of Lakeland;

         (b) upon the approval of the Board of Governors of the Federal Reserve System and the Office of the Comptroller of the Currency and the expiration of all applicable waiting periods;

         (c) upon compliance with the Securities Act of 1933, as amended, and with the Securities or "blue sky" laws of the states in which the Stock is to be offered for sale; and
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Huntington Bancshares Incorporated
November 21, 1995
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         (d)     upon the "Effective Time", as defined in the Merger Agreement;

the Stock, when issued and delivered as provided in the Merger Agreement in accordance with the resolutions heretofore adopted by the Board of Directors of Huntington, will be legally issued, fully paid, and nonassessable.

        We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Opinions" in the Prospectus included in the Registration Statement.

                               Very truly yours,

                               /s/Porter, Wright, Morris & Arthur

                               PORTER, WRIGHT, MORRIS & ARTHUR